                                                          Exhibits 8.2 and 23.3


                     [LETTERHEAD OF TROUTMAN SANDERS LLP]


                                January 2, 1998

Healthdyne Technologies, Inc.
1225 Kennestone Circle
Marietta, Georgia 30066

            Re: Proposed Merger Involving Respironics, Inc., RIGA, Inc., and Healthdyne Technologies, Inc.


Ladies and Gentlemen:


        We have acted as counsel to Healthdyne Technologies, Inc. ("Healthdyne"), in connection with the proposed merger of RIGA, Inc. ("Merger Subsidiary"), a wholly-owned subsidiary of Respironics, Inc. ("Respironics"), with and into Healthdyne (the "Merger"). Healthdyne will be the surviving corporation and will become a wholly-owned subsidiary of Respironics. The Merger will be effected pursuant to the Agreement and Plan of Reorganization by and between Respironics, Merger Subsidiary, and Healthdyne dated as of November 10, 1997, as amended (the "Agreement").

        In our capacity as counsel to Healthdyne, our opinion has been requested with respect to certain of the federal income tax consequences of the proposed Merger. All capitalized terms used herein without definition shall have the respective meanings specified in the Agreement and, unless otherwise specified, all section references herein are to the Internal Revenue Code of 1986, as amended (the "Code").

        In rendering the opinion expressed herein, we have examined such documents as we have deemed appropriate, including: the Agreement; the Joint Proxy Statement/Prospectus filed with the Securities and Exchange Commission regarding the Merger (the "Joint Proxy Statement/Prospectus"); the form of Registration Statement to be filed with the Securities and Exchange Commission regarding the Merger (the "Registration Statement"); and such additional documents as we have considered relevant. In addition, we have relied upon the representations set forth in certain letters of representation to us from Respironics and Healthdyne. In connection with such letters, we assume, with your consent, that any representation or statement made "to the best knowledge of" or otherwise similarly qualified, is true and correct without such qualification, and that all statements and representations, whether or not qualified, will be true at
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[LETTERHEAD OF TROUTMAN SANDERS LLP]

Healthdyne Technologies, Inc.
January 2, 1998
Page 2



the Effective Time and date hereof. We have also assumed, with your consent, that the Merger will be effected in accordance with the Agreement.


     In our examination, we have assumed, with your consent, the genuineness of all signatures, the legal capacity of natural persons, that all documents submitted to us as photocopies faithfully reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate. Finally, we have assumed, with your consent, that the Agreement and the documents, agreements and other matters specifically identified therein represent the entire understanding of Respironics, Merger Subsidiary and Healthdyne with respect to the Merger.


     Based upon and subject to the foregoing, we are of the opinion that under current federal income tax law the Merger will constitute a reorganization within the meaning of section 368(a)(2)(E) of the Code. At your request, we have reviewed the discussion of the federal income tax issues in the Registration Statement. We believe that such discussion fairly presents the current federal income tax law applicable to the Merger and the material federal income tax consequences to Respironics, Merger Subsidiary, Healthdyne, and the Healthdyne shareholders.


     The opinion expressed herein is based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the statements set out herein, which we have assumed and you have confirmed to be true on the date hereof and the Effective Time. Our opinion cannot be relied upon if any of the facts contained in such documents or if such additional information is, or later becomes, inaccurate, or if any or of the statements set out herein is, or later becomes, inaccurate. Finally, our opinion is limited to the federal income tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the proposed Merger whether federal, state, local or foreign.


     This opinion is being provided solely for the use of Healthdyne and the shareholders of Healthdyne in connection with the Merger. No other person or party shall be entitled to rely on this opinion. This opinion is not to be used, circulated, quoted or otherwise referred to for any purpose without our express written permission, except as may be required for compliance with disclosure requirements under federal and state securities laws. In that regard, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name

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[LETTERHEAD OF TROUTMAN SANDERS LLP]


Healthdyne Technologies, Inc.
January 2, 1998
Page 3


in the Prospectus/Joint Proxy Statement under the captions "Summary - Certain Federal Income Tax Consequences of the Merger" and "The Merger - Certain Federal Income Tax Consequences of the Merger."



                                        Sincerely,

                                        /s/ Troutman Sanders LLP
SHH:bjs                                 TROUTMAN SANDERS LLP